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                                                                   Exhibit 23.2

                      Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30786), the Registration Statements on Form S-4 (Nos. 333-73454 and 333-73786), and in the Registration Statements on Form S-8 (Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500, 33-38579,
33-50699, 33-52291, 33-58447, 33-65179, 333-22947, 333-30459, 333-45231 and
333-35836) of Hewlett-Packard Company of our report dated November 23, 1999 relating to the financial statements as of and for the year ended October 31, 1999 and financial statement schedule for the year ended October 31, 1999, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 28, 2002